Exhibit 10.1
INVESTMENT ADVISORY AGREEMENT
BY AND BETWEEN
NEW MOUNTAIN PRIVATE CREDIT FUND
AND
NEW MOUNTAIN FINANCE ADVISERS, L.L.C.
This Agreement (this “Agreement”) is made this [ ] day of [ ], 2024, by and between NEW MOUNTAIN PRIVATE CREDIT FUND, a Maryland statutory trust (the “Fund”), and NEW MOUNTAIN FINANCE ADVISERS, L.L.C., a Delaware limited liability company (the “Adviser”).
WHEREAS, the Fund is a closed-end management investment company that intends to elect to be treated as a business development company (a “BDC”) under the Investment Company Act of 1940, as amended (the “Investment Company Act”);
WHEREAS, the Adviser is an investment adviser that is registered under the Investment Advisers Act of 1940, as amended (the “Advisers Act”); and
WHEREAS, the Fund desires to retain the Adviser to furnish investment advisory services to the Fund on the terms and conditions hereinafter set forth, and the Adviser wishes to be retained to provide such services;
NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the parties hereby agree as follows:
1.    Duties of the Adviser.
(a)    The Fund hereby employs the Adviser to act as the investment adviser to the Fund and to manage the investment and reinvestment of the assets of the Fund, subject to the supervision of the board of trustees of the Fund (the “Board”), for the period and upon the terms herein set forth. In the performance of its duties, the Adviser shall at all times conform to, and act in accordance with, any requirements imposed by (i) the provisions of the Investment Company Act, and of any rules or regulations in force thereunder, subject to the terms of any exemptive order applicable to the Fund; (ii) any other applicable provision of law; (iii) the provisions of the declaration of trust of the Fund, as amended and/or restated from time to time (the “Agreement and Declaration of Trust”); (iv) the investment objectives, policies and restrictions applicable to the Fund, as they may be amended from time to time by the Board upon written notice to the Adviser; and (v) any other policies and determinations of the Board provided in writing to the Adviser.
(b)    Without limiting the generality of the foregoing, the Adviser shall, during the term and subject to the provisions of this Agreement:
(i) determine the composition of the portfolio of the Fund, the nature and timing of the changes therein and the manner of implementing such changes;
(ii) identify, evaluate and negotiate the structure of the investments made by the Fund;
(iii) execute, monitor and service the Fund’s investments;
(iv) determine the securities and other assets that the Fund will purchase, retain, or sell;

(v) perform due diligence on prospective portfolio companies of the Fund;
(vi) vote, exercise consents and exercise all other rights appertaining to such securities and other assets on behalf of the Fund; and
(vii) provide the Fund with such other investment advisory, research and related services as the Fund may, from time to time, reasonably require for the investment of its funds. Subject to the supervision of the Board, the Adviser shall have the power and authority on behalf of the Fund to effectuate its investment decisions for the Fund, including the execution and delivery of all documents relating to the Fund’s investments and the placing of orders for other purchase or sale transactions on behalf of the Fund.
In the event that the Fund or the Adviser determines to acquire debt financing for the Fund, the Adviser will arrange for such financing on the Fund’s behalf. If it is necessary for the Adviser to make investments on behalf of the Fund through a special purpose vehicle, the Adviser shall have authority to create or arrange for the creation of such special purpose vehicle and to make such investments through such special purpose vehicle (in accordance with the Investment Company Act).
(c)    The Adviser hereby accepts such employment and agrees during the term hereof to render the services described herein for the compensation provided herein. The Adviser is hereby authorized to take, on behalf of the Fund, any actions necessary or convenient in furtherance of its duties under this agreement, including that it shall have the authority to take, or cause to be taken, any and all actions and to execute and deliver any and all agreements, certificates, assignments, instruments or other documents and to do any and all things that, in the judgment of the Adviser, may be necessary or advisable in connection with the Adviser’s duties described in this Section 1, including the making of any investment.
(d)    The Adviser shall for all purposes herein provided be deemed to be an independent contractor and, except as expressly provided or authorized herein, shall have no authority to act for or represent the Fund in any way or otherwise be deemed an agent of the Fund.
(e)    The Adviser shall keep and preserve for the period required by the Investment Company Act any books and records relevant to the provision of its investment advisory services to the Fund and shall specifically maintain all books and records in accordance with Section 31(a) of the Investment Company Act with respect to the Fund’s portfolio transactions and shall render to the Board such periodic and special reports as the Board may reasonably request. The Adviser agrees that all records that it maintains for the Fund are the property of the Fund and will surrender promptly to the Fund any such records upon the Fund’s request, provided that the Adviser may retain a copy of such records.
2.    Fund’s Responsibilities and Expenses Payable by the Fund.
(a)    The Adviser will pay the costs and expenses of its normal operating overhead, including salaries of the Adviser’s employees and senior advisors engaged in providing investment advisory services hereunder (excluding salary, benefits, directors’ fees, stock options and other compensation received by senior advisors for serving on board of directors, serving in executive management roles or performing the functional equivalent of such roles) and other expenses incurred in maintaining the Adviser’s place of business (“Adviser Expenses”).
(b)    The Fund will bear all legal and other expenses costs and expenses incurred in connection with the Fund’s formation and organization and the offering of the common shares of beneficial interest (“Shares”) of the Fund (the “Organization and Offering Expenses”). Organization and Offering Expenses include, without limitation, all out-of-pocket legal, tax (including U.S. federal, state, local and foreign taxes), accounting, custodial, printing, data room, consultation, administrative, travel, entertainment, meal, accommodation, marketing material preparation expenses (including third-party marketing material compliance reviews), costs and expenses of online subscription documents, other subscription platforms, subscription processing and filing fees and expenses and other offering expenses, including costs associated with technology integration between the Fund’s systems and those of participating intermediaries, and U.S. and non-U.S. filing fees and expenses of the Fund or the Adviser (including with respect to any registration or licensing of the Fund or the Adviser for marketing under any national passport, private placement or similar regime outside of the United States including those in member states of the European Union), and payments to any locally licensed intermediary or distributor required to market the Fund in particular jurisdictions.
(c)    The Fund’s administrator (the “Administrator”) will provide administrative services for the Fund (that would otherwise be performed by third parties), pursuant to the agreement entered into between Fund and the Administrator (the “Administration Agreement”).
(d)     In addition to the Management Fee and Incentive Fee, pursuant to Section 3 hereof, the Fund will bear all other costs, expenses and liabilities that in the good faith judgment of the Adviser are incurred by or arise out of the operation and activities of the Fund, including, without limitation:
(i)    the Management Fee and Incentive Fees (as defined below) payable under this Agreement and the Fund’s allocable portion of compensation, overhead (including office equipment and utilities) and other expenses incurred by the Administrator in performing its administrative obligations under the Administration Agreement;
(ii)    out-of-pocket fees and expenses relating to consummated investments by the Fund (“Portfolio Investments”), proposed but unconsummated Portfolio Investments including the sourcing, bidding, financing, evaluating, making deposits on, purchasing, trading, syndication of co-investments, settling, maintaining custody, acquisition, holding, disposition, monitoring and sale of thereof, to the extent that such fees and expenses are not reimbursed by the Fund’s portfolio companies or other third person, including fees and expenses related to the organization or maintenance of any intermediate entity used to acquire, hold or dispose of any Portfolio Investment or otherwise facilitating the Fund’s investment activities, including without limitation any overhead expenses related to such entity; provided that (i) travel, meal and lodging expenses incurred in connection with the preliminary investigation of potential investment opportunities to the extent not reimbursed by the Fund’s portfolio companies or other third persons or capitalized as part of the acquisition price of a Portfolio Investment and (ii) travel, meal and lodging expenses of monitoring of Portfolio Investments to the extent not reimbursed by the Fund’s portfolio companies or other third persons, shall be borne by the Fund;
(iii)    an amount equal to 100% of all premiums for insurance protecting the Fund and any Covered Persons (as defined below) from liabilities to third persons in connection with Fund affairs to the extent such premiums cover liabilities with respect to actions or omissions of the Fund or of any Covered Person (as defined below) that would otherwise be subject to indemnification by the Fund pursuant to the terms of this Agreement, the Agreement and Declaration of Trust or the Administration Agreement and for any fidelity bonds;
(iv)    out-of-pocket legal, investment-related public relations of the Fund’s portfolio companies, custodial and accounting expenses of third-party service providers, including fees, costs and expenses associated with the preparation of amendments to the Agreement and Declaration of Trust and the solicitation of consent to such amendments, the preparation, printing and distribution of the Fund’s financial statements, tax information and any Fund-Related Compliance Obligation Expenses (as defined below) (it being understood that, where such Fund-Related Compliance Obligation Expenses relate to the Fund and other clients of the Adviser (together with New Mountain Capital, L.L.C. and its affiliates, “New Mountain”), such costs and expenses shall mean the Fund’s allocable share thereof as determined in good faith by the Adviser), and out-of-pocket expenses related to data rooms, investor portals, Board reporting portals or other websites and accounting systems;

(v)    interest on and fees and expenses arising out of all Fund indebtedness, including, but not limited to, the arranging thereof and the costs and expenses of any lenders, investment banks and other financing sources;
(vi)    out-of-pocket auditing, accounting, appraisal, banking, brokerage, consulting, operating, tax reporting and valuation expenses of third-party service providers (including accounting, technology and environmental, social and governance consultants);
(vii)    out-of-pocket appraisal expenses of third-party service providers;
(viii)    out-of-pocket fees, costs and expenses of any third-party administrators and deal finders;
(ix)    extraordinary costs and expenses (including, but not limited to indemnification and contribution expenses);
(x)    taxes and other governmental charges, fees and duties payable by the Fund, and costs and expenses associated with third-party tax advisors, tax return preparation or tax audits;
(xi)    costs of any litigation and damages (including the costs of any indemnity or contribution right granted to any placement agent or third-party finder for Shares engaged by the Fund or its affiliates);
(xii)    the costs and expenses associated with preparing, filing and delivering to holders of the Shares (“Shareholders”) periodic and other reports and filings required under federal securities laws as a result of the Fund’s status as a BDC;
(xiii)    costs of any meeting of Shareholders (including proxy statements and solicitation in connection therewith);
(xiv)    costs associated with any third-party examinations or audits (including other similar services) of the Fund or the Adviser that are attributable to the operation of the Fund or requested by Shareholders;
(xv)    costs of winding up and liquidating, dissolving and terminating the Fund;
(xvi)    expenses incurred in connection with complying with provisions in the Agreement and Declaration of Trust and other Fund agreements, as well as any costs and expenses incurred in connection with any sale, assignment, transfer or otherwise disposal of (“Transfer”) Shares (to the extent not reimbursed by the parties to such Transfer); but not including Adviser Expenses;
(xvii)    the cost of operational, legal, compliance, tax and accounting software and related expenses (including the fees, costs and expenses of third-party software developers and software utilized by the Adviser and its affiliates in connection with the Fund’s investment, operational, legal, compliance, tax, treasury and accounting activities and related expenses, including as related to risk, research and market data, operations, accounting, treasury and the tracking and monitoring of investments (e.g., portfolio management software and general ledger software, environmental, social and governance monitoring software, subscription management software and automation tools (e.g., bots and RPA)));
(xviii)    risk, research and market data related expenses (including software and hardware);
(xix)    expenses related to the engagement of and ongoing obligations of the Fund’s transfer agent, including any annual fees and fees related to maintaining Shareholder records, among others;

(xx)    expenses related to the engagement of any rating agency (i.e., Moodys, Fitch, S&P, Kroll, etc.) and any fees and expenses associated with the ongoing responsibilities related to maintaining any rating from such agency;
(xxi)    expenses of the Board (including independent director fees, the reasonable costs of legal counsel, accountants, financial advisors and/or such other advisors and consultants engaged by the Board, as well as travel and out-of-pocket expenses related to the attendance by directors at Board meetings);
(xxii)    expenses related to the valuation or appraisal of the Fund’s Portfolio Investments and the calculation of the Fund’s net asset value;
(xxiii)    travel, out-of-pocket and meal expenses related to the attendance of any employee of the Adviser who acts as a board member or board observer (or similar function), which includes, without limitation, airfare not to exceed first class and/or business class rates, lodging, ground transportation, travel and meals, such travel and related expenses in connection with a trip taken by employees of the Adviser for purposes of multiple matters to be allocated by the Adviser in a manner that the Adviser determines is fair and equitable;
(xxiv)    the Organization and Offering Expenses described above in Section 2(b);
(xxv)    the cost of effecting any sales and repurchases of the Shares and other securities;
(xxvi)    costs of derivatives and hedging; and
(xxvii)    fees and expenses associated with marketing efforts, including consultants.
“Covered Person” shall mean any person who has served as a director, officer or employee of the Fund, the Adviser and each of their respective affiliates; each of the current and former Shareholders, officers, directors, employees, partners, members, managers and senior advisors of any of the Adviser and each of its affiliates and any other person who serves at the request of the Board or on behalf of the Fund as a shareholder, officer, director, employee, partner, member, manager or senior advisor of any other entity; and each Person serving, or who has served, as a member of New Mountain’s executive advisory council.
“Fund-Related Compliance Obligation Expenses” shall mean the costs and expenses of all legal and regulatory compliance obligations under U.S. federal (including the Investment Company Act), state, local, non-U.S. or other laws and regulations directly related to managing the Fund or the making, holding or disposing of Portfolio Investments by the Fund (whether such compliance obligations are imposed on the Adviser, their affiliates or the Fund), including, without limitation, the preparation and filing of (a) Form PF and Form ADV under the Advisers Act, (b) Form 13F, Form 13H, Section 16 filings, Schedule 13D filings, Schedule 13G filings and other beneficial ownership filings, in each case under the 1934 Act, (c) TIC Form SLT filings, (d) materials required under FATCA and FinCEN reporting requirements applicable to the Fund, (e) CFTC Form 4.13(a)(3), CPO-PQR, CTA PR and NFA Form PQR filings, (f) any fees and expenses associated with hiring and maintaining a local distribution agent or administrative agent in any non-U.S. jurisdictions and (g) any other forms, schedules or other filings with governmental and self-regulatory agencies directly related to the making, holding or disposing of Portfolio Investments by the Fund (including blue sky filings and registration statement filings, as applicable), and the costs and expenses of any administrator, custodian and/or depositary (including, for the avoidance of doubt, the performance of any functions of a custodian, administrator and/or depositary contemplated by the Directive 2011/61/EU of the European Parliament and of the European Council of 8 June 2011 on Alternative Investment Fund Managers (the “AIFM Directive”)) appointed by the Adviser and its affiliates in relation to the safeguarding, administering and/or holding (or similar) of Portfolio Investments and/or regulations of jurisdictions in which the Fund engages in activities, including any registrations, licenses, notices, reports and/or filings required in accordance with the AIFM Directive and any related regulations, and other notices or disclosures of the Adviser and/or its affiliates relating to the Fund and their activities or any national private placement regime in any jurisdiction and incurred in connection with the Adviser’s or any of its affiliates’ initial registration and compliance with ongoing registration (including annual, quarterly or similar fees), disclosure, reporting and other similar obligations pursuant to the Agreement and Declaration of Trust or under the AIFM Directive or any national private placement regime in any jurisdiction (including, for the avoidance of doubt, the preparation and filing of any reporting required in connection with, or prescribed by, the AIFM Directive), including the preparation of prescribed information included in the Fund’s annual report, and the capture, processing and submission of relevant data in the form of Annex IV reports and costs and expenses in relation to the appointment of third-party alternative investment fund managers in respect of the Fund, as well as costs and expenses associated with operating foreign domiciled entities formed in connection with the Fund’s activities.
3.    Compensation of the Adviser.
(a)    The Fund agrees to pay, and the Adviser agrees to accept, as compensation for the services provided by the Adviser hereunder, a base management fee (“Management Fee”) and an incentive fee (“Incentive Fee”) as hereinafter set forth. The Fund shall make any payments due hereunder to the Adviser or to the Adviser’s designee as the Adviser may otherwise direct. To the extent permitted by applicable law, the Adviser may elect, or the Fund may adopt a deferred compensation plan pursuant to which the Adviser may elect, to defer all or a portion of its fees hereunder for a specified period of time.
(b)    The Management Fee is accrued monthly and paid quarterly in arrears at an annual rate of 1.25% of the value of the Fund’s net assets as of the beginning of the first business day of the applicable month. For purposes of this Agreement, net assets means the Fund’s total assets less liabilities determined on a consolidated basis in accordance with United States generally accepted accounting principles (“GAAP”). For the first calendar month in which the Fund has operations, net assets will be measured as the beginning net assets.
(c)    The Incentive Fee shall consist of two components that are independent of each other, with the result that one component may be payable even if the other is not. A portion of the Incentive Fee is based on a percentage the Fund’s income and a portion is based on a percentage of the Fund’s capital gains, each as described below:
(i)    One part of the Incentive Fee (the “Income Incentive Fee”) will be calculated and payable quarterly in arrears based on the Fund’s Pre-Incentive Fee Net Investment Income Returns for the immediately preceding calendar quarter. For this purpose, “Pre-Incentive Fee Net Investment Income Returns” means interest income, dividend income and any other income (including any other fees, such as commitment, origination, structuring, diligence and consulting fees or other fees that the Fund receives from its portfolio companies) accrued during the calendar quarter, minus the Fund’s operating expenses accrued for the quarter (including the Management Fee, expenses payable under the Administration Agreement entered into between us and the Administrator, and any interest expense or fees on any credit facilities or outstanding debt and dividends paid on any issued and outstanding preferred shares, but excluding the incentive fee).
Pre-Incentive Fee Net Investment Income Returns include, in the case of investments with a deferred interest feature (such as original issue discount, debt instruments with PIK interest and zero coupon securities), accrued income that the Fund has not yet received in cash. Pre-Incentive Fee Net Investment Income Returns does not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation. The impact of expense support payments and recoupments are also excluded from Pre-Incentive Fee Net Investment Income Returns.
Pre-Incentive Fee Net Investment Income Returns, expressed as a rate of return on the value of the Fund’s net assets at the end of the immediately preceding calendar quarter, will be compared to a “hurdle rate” of 1.25% per quarter (5.0% annualized). The Fund will pay the Adviser an Incentive Fee with respect to the Fund’s Pre-Incentive Fee Net Investment Income Returns in each calendar quarter as follows: (1) no

Incentive Fee in any calendar quarter in which the Fund’s Pre-Incentive Fee Net Investment Income Returns does not exceed the hurdle rate of 1.25% (5.0% annualized); (2) 100% of the dollar amount of the Fund’s Pre-Incentive Fee Net Investment Income Returns with respect to that portion of such Pre-Incentive Fee Net Investment Income Returns, if any, that exceeds the hurdle rate but is less than a rate of return of 1.43% (5.72% annualized), such portion of the Fund’s Pre-Incentive Fee Net Investment Income Returns (which exceeds the hurdle rate but is less than 1.43%) as the “catchup,” which is meant to provide the Adviser with approximately 12.5% of the Fund’s Pre-Incentive Fee Net Investment Income Returns as if a hurdle rate did not apply if this net investment income exceeds 1.43% in any calendar quarter; and (3) 12.5% of the dollar amount of the Fund’s Pre-Incentive Fee Net Investment Income Returns, if any, that exceed a rate of return of 1.43% (5.72% annualized), which reflects that once the hurdle rate is reached and the catch-up is achieved, 12.5% of all Pre-Incentive Fee Net Investment Income Returns thereafter are allocated to the Adviser.
(ii)    The second component of the Incentive Fee, the Capital Gains Incentive Fee (the “Capital Gains Incentive Fee”), is payable at the end of each calendar year in arrears. The amount payable equals 12.5% of cumulative realized capital gains from inception through the end of such calendar, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis, less the aggregate amount of any previously paid incentive fee on capital gains as calculated in accordance with GAAP. Each year, the fee paid for the Capital Gains Incentive Fee is net of the aggregate amount of any previously paid Capital Gains Incentive Fee for all prior periods. The Fund will accrue, but will not pay, a Capital Gains Incentive Fee with respect to unrealized appreciation because a Capital Gains Incentive Fee would be owed to the Adviser if the Fund were to sell the relevant investment and realize a capital gain. In no event will the Capital Gains Incentive Fee payable pursuant to this Agreement be in excess of the amount permitted by the Advisers Act, including Section 205 thereof. The fees that are payable under this Agreement for any partial period will be appropriate prorated.
(e)    The Adviser or its affiliates (as defined in the Agreement and Declaration of Trust) may from time to time receive compensation from a company in which the Fund holds an investment, including monitoring fees, financial arranging services, loan administration or servicing, break-up fees, directors’ fees and/or other similar advisory fees (collectively, “Transaction Fees”). To the extent the Adviser or its affiliates receive any Transaction Fees, the Management Fee (and, if necessary, the Incentive Fee) shall be reduced by the allocable portion of such fees attributable to the Fund, as determined pro rata based on the amount of capital committed to the relevant investment by the Fund, any other funds or accounts managed by the Adviser and its affiliates and/or any account owned or controlled by the Adviser or an Affiliate.
4.    Covenants of the Adviser.
(a)    The Adviser represents and warrants that it is duly registered and authorized as an investment adviser under the Advisers Act and the Adviser agrees to maintain effective all material requisite registrations, authorizations and licenses, as the case may be, until the termination of this Agreement.
(b)    The Adviser agrees that its activities will at all times be in compliance in all material respects with all applicable federal and state laws governing its operations and investments.
5.    Excess Brokerage Commissions.
The Adviser is hereby authorized, to the fullest extent now or hereafter permitted by law, to cause the Fund to pay a member of a national securities exchange, broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission another member of such exchange, broker or dealer would have charged for effecting that transaction, if the Adviser determines in good faith, taking into account such factors as price (including the applicable brokerage commission or dealer spread), size of order, difficulty of execution, and operational facilities of the firm and the firm's risk and skill in positioning blocks of securities, that such amount of commission is reasonable in relation to the value of the brokerage and/or research services provided by such member, broker or dealer, viewed in terms of either that particular transaction or its overall responsibilities with respect to the Fund’s portfolio.
6.    Limitations on the Employment of the Adviser.
The services of the Adviser to the Fund are not exclusive, and the Adviser may engage in any other business or render similar or different services to others including, without limitation, the direct or indirect sponsorship or management of other investment based accounts or commingled pools of capital, however structured, having investment objectives similar to those of the Fund, and nothing in this Agreement shall limit or restrict the right of any manager, partner, officer or employee of the Adviser to engage in any other business or to devote his or her time and attention in part to any other business, whether of a similar or dissimilar nature, or to receive any fees or compensation in connection therewith (including fees for serving as a director of, or providing consulting services to, one or more of the Fund’s portfolio companies, subject to applicable law). The Adviser assumes no responsibility under this Agreement other than to render the services called for hereunder. It is understood that directors, officers, employees and Shareholders of the Fund are or may become interested in the Adviser and its affiliates, as directors, officers, employees, partners, stockholders, members, managers or otherwise, and that the Adviser and directors, officers, employees, partners, stockholders, members and managers of the Adviser and its affiliates are or may become similarly interested in the Fund as Shareholders or otherwise.
7.    Responsibility of Dual Directors, Officers and/or Employees.
If any person who is a manager, partner, officer, senior advisor or employee of the Adviser or the Administrator is or becomes a director, officer and/or employee of the Fund and acts as such in any business of the Fund, then such manager, partner, officer, senior advisor and/or employee of the Adviser or the Administrator shall be deemed to be acting in such capacity solely for the Fund, and not as a manager, partner, officer, senior advisor or employee of the Adviser or the Administrator or under the control or direction of the Adviser or the Administrator, even if paid by the Adviser or the Administrator.
8.    Limitation of Liability of the Adviser; Indemnification.
The Adviser and its officers, managers, agents, employees, controlling persons, members (or their owners) and any other person or entity affiliated with it, shall not be liable to the Fund for any error of judgment or mistake of law or for any action taken or omitted to be taken by the Adviser or for any loss suffered by the Fund in connection with the performance of any of the Adviser’s duties or obligations under this Agreement or otherwise as an investment adviser of the Fund (except to the extent specified in Section 36(b) of the Investment Company Act concerning loss resulting from a breach of fiduciary duty (as the same is finally determined by judicial proceedings) with respect to the receipt of compensation for services), and the Fund shall indemnify, defend and protect the Adviser (and its officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with the Adviser) (collectively, the "Indemnified Parties") and hold them harmless from and against all damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) incurred by the Indemnified Parties in or by reason of any pending, threatened or completed action, suit, investigation or other proceeding (including an action or suit by or in the right of the Fund or its security holders) arising out of or otherwise based upon the performance of any of the Adviser’s duties or obligations under this Agreement or otherwise as an investment adviser of the Fund. Notwithstanding the preceding sentence of this Section 8 to the contrary, nothing contained herein shall protect or be deemed to protect the Indemnified Parties against or entitle or be deemed to entitle the Indemnified Parties to indemnification in respect of, (a) any liability or losses arising solely from a claim between or among Indemnified Parties or (b) any liability to the Fund or its security holders to which the Indemnified Parties would otherwise be subject by reason of (i) willful misfeasance, bad faith, fraud or gross negligence in the performance of the Adviser's duties or by reason of the reckless disregard of the Adviser’s duties and obligations under this Agreement (as the same shall be determined in accordance with the Investment Company Act and any interpretations or guidance by the U.S. Securities and Exchange Commission or its staff thereunder), or (ii) violation of any law, including, but not limited to, violation of any federal or state securities law, that has a material adverse effect on the Fund (collectively, “Disabling Conduct”). The Adviser shall not be liable under this Agreement or otherwise for any loss due to the mistake, action, inaction, negligence, dishonesty, fraud or bad faith of any broker or other agent; provided that such broker or other agent shall have been selected, engaged or retained and monitored by the Adviser in good faith, unless such action or inaction was made by reason of Disabling Conduct, or in the case of a criminal action or proceeding, where the Adviser had reasonable cause to believe its conduct was unlawful.
9.    Effectiveness, Duration and Termination of Agreement.
(a)    This Agreement shall continue in effect for two years from the date hereof and thereafter shall continue automatically for successive annual periods, provided that such continuance is specifically approved at least annually by (A) the vote of the Board, or by the vote of a majority of the outstanding voting securities of the Fund and (B) the vote of a majority of the Fund’s directors who are not parties to this Agreement or “interested persons” (as such term is defined in Section 2(a)(19) of the Investment Company Act) of any such party, in accordance with the requirements of the Investment Company Act. Notwithstanding the foregoing, this Agreement may be terminated (i) by the Fund at any time, without the payment of any penalty, upon giving the Adviser 60 days’ written notice (which notice may be waived by the Adviser), provided that such termination by the Fund shall be directed or approved by the vote of a majority of the directors of the Fund in office at the time or by the vote of the holders of a majority of the voting securities of the Fund at the time outstanding and entitled to vote, or (ii) by the Adviser on 60 days’ written notice to the Fund (which notice may be waived by the Fund).
(b)    This Agreement will automatically terminate in the event of its “assignment” (as such term is defined for purposes of Section 15(a)(4) of the Investment Company Act).
10.    Notices.
Any notice under this Agreement shall be given in writing, addressed and delivered or mailed, postage prepaid, to the other party at its principal office.
11.    Amendments.
This Agreement may be amended by mutual written consent, but the consent of the Fund must be obtained in conformity with the requirements of the Investment Company Act.
12.    Entire Agreement; Governing Law.
This Agreement contains the entire agreement of the parties and supersedes all prior agreements, understandings and arrangements with respect to the subject matter hereof, except as it relates to any fee waivers or expense limitation arrangements agreed to by the Adviser that are and remain in effect as of the date of this Agreement. This Agreement shall be construed in accordance with the laws of the State of New York and in accordance with the applicable provisions of the Investment Company Act. In such case, to the extent the applicable laws of the State of New York or any of the provisions herein, conflict with the provisions of the Investment Company Act, the latter shall control.
13.    Trademark.
The Adviser hereby grants the Fund a fully paid-up, royalty-free, non-exclusive, non-transferable license to use the name “New Mountain Private Credit Fund” and to use “New Mountain,” as constituent parts of the names of its affiliates and to use such names in connection with its materials (including those used in connection with the Fund’s website) (collectively, the “New Mountain Names”) solely in connection with the operation, maintenance and execution of business of the Fund. All rights in and to the New Mountain Names not expressly granted herein to the Fund are retained and reserved by the Adviser (or its affiliates). The Fund agrees not to contest the validity of the Adviser’s (or its affiliates’) rights to the New Mountain Names. At no time during the term of the Agreement or following the termination of the Agreement shall the Fund have any right, title or interest to the name or goodwill attached to the New Mountain Names. Upon the termination of this Agreement at any time and for any reason, all of the Fund’s right, title and interest in and to the use of the New Mountain Names shall terminate and any goodwill thereto shall continue to vest in the Adviser (or its affiliates). The Fund shall have sixty (60) days from the date of termination to cease all further use of the New Mountain Names.
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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the date above written.

NEW MOUNTAIN PRIVATE CREDIT FUND

By:

	Name:	Adam B. Weinstein
	Title:	Trustee and Executive Vice President

NEW MOUNTAIN FINANCE ADVISERS, L.L.C.

By:

	Name:	Adam B. Weinstein
	Title:	Authorized Person